Exhibit 16.1

 April 26, 2006

 Securities and Exchange Commission
 100 F Street, N.E.
 Washington, DC 20549

      We have read the statements made by the PS 401(k) Profit Sharing Plan (copy attached), which we understand will be filed with the United States Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Plan's Form 8-K report dated April 21, 2006. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Link, Murrel & Company
---------------------------
Link, Murrel & Company